                                                                   EXHIBIT 10.16

DATE: January 6, 1998
     ----------------------------------------------------------

LANDLORD: GEOMAX, a California general partnership
         ------------------------------------------------------

TENANT: 3DFX Interactive, Inc. (TDFX), a California corporation
       --------------------------------------------------------

PREMISES: 110 Nortech Parkway, San Jose, California
         ------------------------------------------------------

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

Paragraph                                                                           Page
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
    1.      Fundamental Lease Provisions..........................................  1
    2.      Premises..............................................................  1
    3.      Use...................................................................  1
    4.      Rent..................................................................  2
    5.      Term..................................................................  3
    6.      Possession............................................................  3
    7.      Rules and Regulations and Common Area.................................  3
    8.      Parking...............................................................  3
    9.      Expenses of Operation and Maintenance of the Complex..................  3
   10.      Acceptance and Surrender of Premises..................................  3
   11.      Alterations and Additions.............................................  4
   12.      Tenant Maintenance....................................................  4
   13.      Utilities.............................................................  4
   14.      Taxes.................................................................  4
   15.      Liabilities Insurance.................................................  5
   16.      Tenant's Property Insurance and Worker's Compensation.................  5
   17.      Landlord's Insurance; Waiver of Subrogation...........................  5
   18.      Indemnification; Exemption of Landlord from Liability.................  5
   19.      Compliance............................................................  5
   20.      Liens.................................................................  5
   21.      Assignment and Subletting.............................................  5
   22.      Subordination and Mortgages...........................................  6
   23.      Entry by Landlord.....................................................  6
   24.      Bankruptcy; Tenant's Default..........................................  6
   25.      Abandonment...........................................................  6
   26.      Destruction...........................................................  6
   27.      Eminent Domain........................................................  7
   28.      Sale or Conveyance by Landlord........................................  7
   29.      Attornment to Lender or Third Party...................................  7
   30.      Holding Over..........................................................  7
   31.      Certificate of Estoppel...............................................  7
   32.      Construction Changes..................................................  7
   33.      Right of Landlord to Perform..........................................  7
   34.      Attorney's Fees.......................................................  7
   35.      Waiver................................................................  8
   36.      Notices...............................................................  8
   37.      Examination of Lease..................................................  8
   38.      Default by Landlord...................................................  8
   39.      Corporate Authority...................................................  8
   40.      Limitation of Liability...............................................  8
   41.      Brokers...............................................................  8
   42.      Signs.................................................................  8
   43.      Hazardous Materials...................................................  8
   44.      Interest..............................................................  9
   45.      Miscellaneous and General Provisions..................................  9

Exhibits
--------
            A Legal Description
            B Site Plan of Complex and Building
            C Tenant Improvements Work Letter
            D Acknowledgement of Commencement
            E Hazardous Materials
            F Estimated 1998 NNN Expenses
Riders
------
            Rider One
            ---------

            ---------

            ---------

                                LEASE AGREEMENT
                                ---------------

DATED: January 6, 1998
       ---------------

LANDLORD: GEOMAX, a California general partnership
          ----------------------------------------

TENANT: 3DFX Interactive, Inc. (TDFX), a California corporation
        -------------------------------------------------------
1. FUNDAMENTAL LEASE PROVISIONS.

A. PREMISES: Approximately 52,040 square feet of leasable area in the building containing approximately 52,040 leasable square feet located on a parcel of land in the County of Santa Clara, State of California, as more particularly described in the legal description attached as Exhibit A hereto, with a common address of 110 Nortech Parkway, San Jose, CA. The location of Premises is indicated on the site plan attached as Exhibit B hereto. (Paragraph 2)

B. LEASE TERM: 105 full calendar months, plus any partial month at the beginning of the Lease Term. (Paragraph 5)

C. COMMENCEMENT DATE: August 1, 1998 or 60 days after Landlord delivers possession of the Premises to Tenant whichever is later. (Paragraph 5)

D.   INITIAL BASIC RENT: (Paragraph 4A)

     Lease Months (inclusive)      Basic Rent (per leasable sq. ft.)       Basic  Rent (total)
     -----------------------      ---------------------------------       ------------------
         01-4.2857 *                            0                               0
         ---------                ---------------------------------       ------------------
         4.2858-12                             $1.40                           $72,856.00
         ----------               ---------------------------------       ------------------

     13-105 see paragraph H below. *The base monthly rent for the initial 4.2857 months of the lease are hereby abated. Tenant shall, however, pay the NNN charges during such period.


E. ADDITIONAL RENT: Real Property Taxes, insurance premiums, tenant association dues (if any), maintenance and other costs and expenses under this Lease. (Paragraph 4.E)

F.   TENANT'S SHARE: One Hundred percent (100%). (Paragraph 4.E)

G. PREPAID RENT: $72,856.00 for the 5th month(s) of the Lease Term. (Paragraph 4.H)

H. BASIC RENT ADJUSTMENT: The Basic Rent shall be subject to a four percent (4%) increase on the first day of each of the following full calendar month the lease term: Annually. (Paragraph 4.B)

I.   SECURITY DEPOSIT: $72,856.00. (Paragraph 4.G)

J. PERMITTED USE: The Premises shall be used for corporate headquarters, sales, marketing, engineering, design and testing, and storage of semiconductors (Paragraph 3).

K.   NUMBER OF PARKING SPACES: 100%. (Paragraph 8)

L.   ADDRESSES FOR NOTICES AND PAYMENT OF RENT (Paragraphs 4.F and 36):

     To Landlord: GEOMAX                        To Tenant: 3DFX Interactive, Inc.
                  -----------------------------           -----------------------------
                  2025 Gateway Pl., Ste. 124              4435 Fortran Dr.
                  -----------------------------           -----------------------------
                  San Jose, CA 95110                      San Jose, CA 95134
                  -----------------------------           -----------------------------
                  Facsimile No.: (408) 452-0268           Facsimile No.: (408) 262-8874
                                 --------------                           -------------

M.      TENANT'S BROKER:  GRUBB & ELLIS                         . (Paragraph 41)
                         ---------------------------------------
N.      GUARANTORS:  N/A
                     -------------------------------------------
O. OTHER PROVISIONS: The following Riders are added hereto and included as part of this Lease:

                Rider No.   Paragraph No.   Title
                ---------   -------------   --------------------
                One         46-61           Rider One
                ---         ----            --------------------
                ---         ----            --------------------
                ---         ----            --------------------

Each reference in this Lease to any of the provisions in this Paragraph 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Paragraph 1 and the balance of the Lease, the balance of the Lease shall control.

2.      PREMISES.

        A. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term, at the Rent and upon the terms and conditions hereinafter set forth, that certain space ("Premises") within that certain building ("Building") described in Paragraph 1.A. As used herein, the "Complex" shall mean and include all of the land described in Exhibit A and shown on Exhibit B attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

        Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the condition of such performance and observance.

        Landlord agrees to construct any improvements to the Premises ("Tenant Improvements") as may be described in Exhibit C attached hereto and incorporated herein by reference, upon such terms and conditions as are set forth in such Exhibit C. The Tenant improvements shall be deemed substantially complete when Landlord notifies Tenant in writing that the Tenant Improvements (if any) are substantially completed in accordance with Exhibit C, subject only to "punch list" items that do not materially diminish the usefulness of the Premises.

B. Square Footage. Landlord and Tenant conclusively agree that the statements of rentable square footage contained herein shall be deemed to be correct and binding upon the parties for all purposes under this Lease, even if subsequent measurements determine that one or more of such figures is incorrect.

3.      USE.    Tenant shall use the Premises only in conformance with
applicable governmental laws, regulations, rules and ordinances, including without limitation the Americans With Disabilities Act of 1990 (the "ADA"), and solely for the purpose specified in Paragraph 1.J and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building therein, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord.
Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

4.   RENT

     A. Basic Rent. Tenant agrees to pay to Landlord the sum set forth in Paragraph 1.D hereof as "Basic Rent", in lawful money of the United States of America, without deduction, offset, prior notice, or demand, on the first day of every calendar month of the Lease Term, and Landlord agrees to accept such sum as Basic Rent for the Premises.

     B. Basic Rent Adjustment. On the first day of each calendar month described in Paragraph 1.H hereof (hereinafter referred to as an "Adjustment Date"), the Basic Rent provided for in Paragraph 4.A above shall be adjusted in accordance with the following formula based on the Consumer Price Index ("CPI") for all Urban Consumers "All Items", San Francisco-Oakland-San Jose (1982-84 = 100, standard reference base) published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Index") published nearest but prior to the first day of the Lease Term or the last previous Adjustment Date, as applicable (the "Beginning Index") and the Index which is published nearest but prior to the current Adjustment Date (the "Adjustment Index"). On each Adjustment Date, the Basic Rent shall be increased by an amount equal to the product obtained by multiplying the then current Basic Rent by a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Beginning Index. On or about each Adjustment Date, the parties shall execute an amendment to the Lease stating the new (adjusted) Basic Rent. If the Index is changed so that the Base Year of the Index differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other government index or other computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. In no event shall the Basic Rent following any Adjustment Date be less than the Basic Rent in existence immediately prior to such Adjustment Date.

     C. Partial Months. In the event that the Lease Term commences on a date other than the first day of a calendar month, on the Commencement Date Tenant shall pay to Landlord as Basic Rent for the period from such Commencement Date to the first day of the first full calendar month that proportion of the monthly Basic Rent hereunder which the number of days between such Commencement Date and the first day of the next succeeding calendar month bears to thirty
(30), and such partial first month shall not be counted when computing the number of months in the term of this Lease. In the event that the Lease Term is terminated for any reason on a date other than the last day of a calendar month, on the first day of the last calendar month of the Lease Term Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last calendar month to and including the last day of the Lease Term that proportion of the monthly Basic Rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

     D. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is delinquent in the payment of Rent as set forth in this Paragraph 4, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent due, a late charge for each Rent payment which is not received by Landlord within ten (10) days after due date for such payment. Said late charge shall equal ten (10%) of each Rent payment so in default. In the event that a late charge is payable hereunder and not paid by Tenant for three (3) consecutive months, then Rent shall automatically become due and payable three
(3) months in advance, rather than monthly notwithstanding Paragraph 4 or any other provision of this Lease to the contrary.

     E. Additional Rent. Beginning with the Commencement Date, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

          (1) Tenant's proportionate share ("Tenant's Share") as specified in Paragraph 1.F, of all Real Property Taxes relating to the Complex, as set forth in Paragraph 14, and

          (2) Tenant's Share of all property insurance premiums relating to the Complex, as set forth in Paragraph 15, and

          (3) Tenant's Share of expenses for the operation, management, maintenance and repair of the Building (including Common Areas of the Building) and Common Areas of the Complex in which the Premises are located, as set forth in Paragraph 9, and

          (4) The sums required to reimburse Landlord for the cost of repairs and maintenance to the Premises, as set forth in Paragraph 12; and

                (5) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including without limitation attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has to nonpayment of Basic Rent.

                The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent (i) within thirty (30) days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of an invoice from Landlord or Landlord's agent setting forth such Additional Rent, and/or (ii) at the option of Landlord, directly to the designated recipient thereof, as and when such amounts are due, in accordance with statements or invoices presented to Tenant; and/or (iii) at the option of Landlord, to Landlord monthly, in advance, in an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord applying any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items to Basic Rent and/or Additional Rent next becoming due.

                The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of this Lease, and if the Lease Term shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Lease Term expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

        F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the address of Landlord as specified in Paragraph 1.L or such other place as Landlord may from time to time designate in writing.

        G. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified in Paragraph 1.1 hereof as a "Security Deposit". Said sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term, and shall not in any event be used or applied by Tenant as "last month's rent." If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Security Deposit to Landlord's successor in interest whereupon Landlord shall be released from liability for the return of such Security Deposit or any accounting therefor.

        H. Prepaid Rent. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum specified in Paragraph 1.G as prepaid Rent for the months designated therein.

        I. Definition of Rent. The term "Rent" as used in this Lease shall mean Basic Rent. Additional Rent, and any and all other sums, however, designated, required to be paid by Tenant under this Lease, whether payable to Landlord or third parties.

        J. Additional Rights of Landlord. In addition to any late payment or interest charges payable to Landlord hereunder and any other rights or remedies that Landlord may have under his Lease or applicable law, all of which rights and remedies shall be cumulative, Tenant, as a material part of the consideration for this Lease, hereby agrees as follows:

        (1) If Tenant makes any payment under this Lease by check and such check is dishonored or otherwise returned unpaid to Landlord due to insufficient funds, then Landlord, at its option, may require Tenant to make all future payments under this Lease by cashier's check or wire transfer in accordance with wiring instructions given to Tenant by Landlord.

        (2) If Landlord fails to receive any payment that Tenant is required to make under this Lease when due and Landlord thereafter, and prior to receiving such payment, proceeds to serve a "3-Day Notice" or similar notice to Tenant as permitted under Section 1162 of the California Code of Civil Procedure, then in each such instance, and regardless of whether Tenant thereafter makes such payment, Tenant shall pay to Landlord, upon demand, as Additional Rent, an administrative charge in the amount of $200. Tenant acknowledges that such charge constitutes liquidated damages and not a penalty and represents a reasonable estimate of the additional administrative costs that Landlord will incur in serving such notice.

        (3) If Landlord fails to receive any payment that Tenant is required to make under this Lease within ten (10) days after the due date for such payment, and such delinquency occurs on two (2) separate occasions, then, at Landlord's election, exercisable by written notice to Tenant at any time after the second such delinquency, any and all rights of first offer with respect to any premises in the Building or Complex, rights of first refusal with respect to any such premises, and options to renew or extend the term of this Lease, which in any case may be granted to Tenant under this Lease or any exhibit, rider or amendment thereto (each referred to in this Lease as an "Option") shall terminate. In such event, Tenant shall execute a quitclaim deed or other similar document as may be requested by Landlord to evidence the termination of such Option.

        (4) If Landlord fails to receive any payment that Tenant is required to make under this Lease within ten (10) days after the due date (or such payment, and such delinquency occurs on three (3) separate occasions, then Landlord, at its election, exercisable by one or more written notices to Tenant at any time after the third such delinquency, may require any or all of the following: (i) that all future payments of Basic Rent be paid three (3) months in advance; (ii) that, subject to annual reconciliation as provided in Paragraph 4.E above, all future payments of Additional Rent shall be payable three (3) months in advance based upon an amount estimated by Landlord to be Landlord's average quarterly expenditure for such items of Additional Rent; and (iii) that the Security Deposit specified in Paragraph 1.H be immediately increased by one hundred percent (100%), in which event Tenant shall, within ten (10) days after written demand therefor, deposit such additional amount in cash with Landlord.

5. TERM. The term of this Lease shall be for the period of time specified in Paragraph 1.B (unless sooner terminated as hereinafter provided) and, subject to Paragraph 6, shall commence on the commencement date ("Commencement Date") specified in Paragraph 1.C. Within 10 days following the Commencement Date of the Lease Term, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D indicating any exceptions thereto which may exist at that time. Tenant's failure to execute and deliver such certificate within such time limit shall constitute an unqualified acceptance of the Premises and acknowledgement that the statements contained in Exhibit D are true and correct without exception.

6. POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant on the date set forth in Paragraph 1.C or any other date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement date and not the termination date of the Lease, and any other dates affected thereby shall be revised to conform to the date of Landlord's delivery to Tenant of possession of the Premises, and the Lease Term shall not be extended for a period equal to the delay in delivery of possession, plus the number of days necessary to end the Lease Term on the last day of a month. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not occur later than December 31, 1998 in which instance Tenant, at its option, may, by written notice to Landlord on or before January 10, 1999, terminate the Lease and the parties shall have no further liability thereafter accruing under this Lease.

7. COMMON AREAS. Subject to the terms and conditions of this Lease, Tenant shall have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex, which areas and facilities are referred to herein as "Common Areas". This right shall terminate upon the termination of this Lease.

8. PARKING. Subject to the terms and conditions of this Lease, Tenant shall have the exclusive right to use the number of parking spaces in the common parking areas of the Complex as is specified in Paragraph 1.K. Neither Tenant nor Tenant's employees, agents, representatives and/or invitees shall use parking spaces in excess of said number of spaces allocated to Tenant hereunder. Landlord shall also have the right to implement a system of parking charges, vouchers, fines or other parking control fees to be paid by Tenant and/or the users of the Complex, if so required by any governmental agency having jurisdiction over the Complex or if required to meet parking programs mandated by government.

        Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the parking area or outside areas of the Complex, or use the same for storage. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.

        If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as Additional Rent, and Tenant agrees to pay, ten ($10.00) dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles and levy fines for such violations. Landlord shall have no obligation to Tenant to police the parking areas or enforce any private or public parking restrictions, which enforcement shall be at Landlord's sole and absolute discretion.

9. EXPENSES OF OPERATION AND MAINTENANCE OF THE COMPLEX. As Additional Rent and in accordance with Paragraph 4.E of this Lease, and except for those expenses required to be paid exclusively by Tenant as set forth in Paragraphs 12 and 13 or elsewhere in this Lease, Tenant shall pay to Landlord Tenant's Share of all expenses of operation, management, maintenance and repair of the Building, Complex and Common Areas including, but not limited to, all sums expended in connection with the Common Areas and Building exteriors for all general maintenance and repairs; license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); janitorial services; trash removal; fire protection systems; general liability insurance protecting against claims related to the condition, use or occupancy of the Common Ares (in such amounts and providing such coverage as determined in Landlord's sole discretion); exterior window cleaning; maintenance of landscaped areas, irrigation systems, parking lots, sidewalks, driveways, and stairways, including without limitation resurfacing, restriping, cleaning and sweeping; maintenance, repair and replacement of all Building systems and fixtures, including without limitation electrical, mechanical, lighting, plumbing, and telecommunication systems, including without limitation intra-Building telephone, telecommunication and network cabling which telecommunication systems are located outside of the Premises, except as otherwise provided in Paragraph 12 below; repair and replacement of roofs of the buildings (excluding new capital improvement(s); salaries and employee benefits of personnel (and payroll taxes applicable thereto) to the extent they are engaged in the operation, supervision, and/or maintenance of the Complex; reasonable attorneys' fees with respect to matters of common interest to occupants of the Complex or relating to the Complex; fees for accounting, bookkeeping, expense collection, and other management services rendered by Landlord and/or by a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for such management services and included in Tenant's share of expenses shall not exceed three percent (3%) of the then current Basic Rent payable by Tenant for each respective month; taxes on personal property, equipment and machinery utilized in the operation of the Complex; supplies, materials, equipment and tools; maintenance and/or insurance contracts covering all or any of the repairs or maintenance described in this Paragraph 9; and the cost of complying with rules, regulations and orders of governmental authorities, including without limitation maintenance, alterations and repairs required in connection therewith.

        "Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest; or executive salaries.

10. ACCEPTANCE AND SURRENDER OF PREMISES. By taking possession hereunder, Tenant accepts the Premises as being in good and sanitary, condition and repair and accepts the Building, the Premises and the Common Areas in their then existing condition and without representation or warranty by Landlord as to its condition, the use or occupancy which may be made thereof, or the precise square footage of the Building or the Premises. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Subject to Paragraphs 26 and 27, Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted in broom clean condition), with all interior walls repaired and replaced, if damaged; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant); provided, however, that Tenant shall ascertain from Landlord within thirty (30) days before the end of the Lease Term whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Lease Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, consequential damages to Landlord caused, in whole or in part, by such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Promissory Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or operate as an assignment to Landlord of all or any such subleases.

11. ALTERATIONS AND ADDITIONS. Other than the initial tenant improvements, Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord. All work with respect to any alteration or addition shall be done in a good and workmanlike manner, shall be under the supervision of a competent architect or competent licensed structural engineer approved by Landlord, and shall be made in accordance with all applicable laws, ordinances, codes and regulations related thereto and the plans and specifications with respect thereto shall be approved in writing by Landlord before commencement of work. Landlord's approval of Tenant's plans and specification shall create no responsibility or liability on the part of Landlord for the completeness, design sufficiency or compliance with governmental laws, rules or regulations.

     Tenant agrees that it will not proceed to make such alteration or additions without having obtained consent from Landlord to do so, and until ten (10) days after the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the imposition thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Upon completion of the work, Tenant shall file a Notice of Completion as permitted by law in the Office of the County Recorder where the Premises is located.

     Any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures.

12.  REPAIR AND MAINTENANCE OF THE PREMISES.

     A. Landlord's Obligations. So long as no Event of Default (as defined in Paragraph 24) has occurred, which remains uncured beyond the applicable cure period (if any) set forth in this Lease, Landlord shall, at its sole cost and expense, maintain and repair the building foundations, structural elements of the exterior walls and structural elements of the roof, except to the extent of any non-insured damage (or deductible portion of any insured damage) that is the result of the negligence or willful act of Tenant or Tenant's employees, agents or contractors, in which case Tenant shall be liable for the repair at Tenant's sole cost and expense. Landlord shall also maintain and repair (i) the roof membrane, (ii) the exterior surface of the building (including, maintenance of equipment located on the roof top, exterior window washing and exterior painting), and (iii) at Landlord's election, the HVAC equipment (through a contract with a service company of Landlord's choice); provided, however, that Tenant shall reimburse Landlord for the cost thereof as Additional Rent in accordance with Paragraph 4.E. Landlord shall have no obligation to make repairs under this Paragraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. In no event shall any payments owed by Tenant under this Lease be abated on account of Landlord's failure to make repairs under this Paragraph. Tenant hereby waives all statutory rights to make repairs for or at the expense of Landlord.

     B. Tenant's Obligations. Except to the extent of Landlord's express obligations under Paragraph 12.A, Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, plumbing systems, (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air conditioning distribution and temperature control systems (such as fans, air handlers, ducts, mixing boxes, thermostats, time clocks, supply and return grills), telecommunication systems within the Premises (including, without limitation all distribution throughout the Premises from Tenant's computer closets), and telecommunication systems located outside of the Premises (including without limitation intra Building telephone, telecommunication and network cabling) installed to exclusively serve all or any portion of the Premises, all interior improvements within the Premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior, including closing mechanisms, latches, and locks), skylights (if any), automatic fire extinguishing systems, and all other interior improvements of any nature whatsoever. Tenant also agrees to provide janitorial services for the Premises. If Landlord elects to require Tenant to maintain the HVAC equipment, Tenant shall contract with a service company for the quarterly maintenance of the heating and air conditioning equipment, with a copy of the service contract to be furnished to Landlord within ten (10) days after opening for business, and a copy of any subsequent contracts to be furnished from time to time. If Tenant needs to access Building system, including without limitation the Building telecommunication system, Tenant shall have the right to do so only upon the prior written consent of Landlord and by utilization of a contractor consented to by Landlord, provided that despite any such consent by Landlord, Tenant shall remain fully responsible for the acts, omissions and negligence of any such contractor.

13. UTILITIES. Tenant shall pay, directly to the provider of such services, as the same shall become due, all charges for water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. If any such services and utilities are jointly metered and not directly billed to Tenant, Tenant shall pay an equitable portion of all charges as Additional Rent, with the determination of Tenant's equitable portion to be made by Landlord. At Landlord's request, Tenant shall pay Landlord for the cost of installing separate meters. Tenant shall pay for any and all telecommunication or other utility system modifications or additions which it may require and which Landlord expressly agrees to provide pursuant to the terms of this Lease or any subsequent written agreement; provided, however, that nothing in this Lease shall require Landlord to provide, modify or install any utility system or utility system component for Tenant's use except to the extent that the same is required by law or by an express written agreement between Landlord and Tenant. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction or Rent or other compensation by reason of any interruption or failure of utility services to the Premises.

14.   TAXES.

      A. Real Property Taxes. As Additional Rent and in accordance with Paragraph 4.E of this Lease, Tenant shall pay to Landlord Tenant's Share of all Real Property Taxes that accrue during the Lese Term and which constitute Real Property Taxes pertaining to the Complex. This obligation shall survive the expiration or earlier termination of this Lease, and if any Real Property Taxes are imposed by the County Assessor or other governmental authority for the period of time constituting the Lease Term, whether or not Landlord is billed for the same during the Lease Term. Tenant shall pay such Real Property Taxes when they are ultimately billed, in accordance with Paragraph 4.E. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levied and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any new improvements now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as not constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in protesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, but only if Tenant has requested Landlord to contest such taxes. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as to the commencement date of this Lease shall be altered to that in lieu or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex, or Landlord's interest therein or
(ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of the Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

      B.    Taxes on Tenant's Property.

            (1) Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity (but only under proper protest if requested by Tenant), Tenant shall upon demand, as in the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation (but without cost to Landlord), to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

            (2) If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph
4.B.(1) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

15. LIABILITY INSURANCE. Tenant, at Tenant's expense, agrees to obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance against any and all claims for personal injury, death, property damage, or other liabilities related to the condition, use or occupancy of the Premises or to Tenant's operations on the Premises, including an extended liability endorsement providing contractual liability and broad form property damage coverage. Such insurance shall also contain a cross-liability clause and shall insure Tenant's performance of the indemnity agreement set forth in Paragraph 18, although Tenant's obligations pursuant to such indemnity shall not be limited to the amount of any insurance required of, or otherwise carried by, Tenant. Such liability insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) and certificates evidencing such insurance shall be furnished to Landlord prior to Tenant's occupancy of the Premises. The policy or policies affecting such insurance shall name Landlord and the beneficiary or mortgagee of any deed of trust or mortgage affecting the Premises as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, with respect to any act of omission of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California having a rating of A or better in "Best's Insurance Guide"; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. Said liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance shall be in excess thereto. If, during the Lease Term, in the considered opinion of Landlord's lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 15 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's lender, insurance advisor, or counsel shall deem adequate.

16. TENANT'S PROPERTY INSURANCE AND WORKER'S COMPENSATION. Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

17.      LANDLORD'S INSURANCE; WAIVER OF SUBROGATION.

        A. Landlord's Property Insurance. Landlord shall purchase and keep in force, a policy or policies of casualty insurance covering loss or damage to the Premises, Building and related Common Area improvements in the amount of the full replacement value thereof, providing protection against those perils covered by "all risk" insurance, and including such other casualty endorsements as Landlord may elect. Landlord shall also maintain at Landlord's election, or if required by Landlord's lender from time to time, earthquake and/or flood damage insurance, worker's compensation insurance, sprinkler leakage insurance and rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. Tenant shall pay to Landlord Tenant's Share of the cost of Landlord's insurance, as described herein, as Additional Rent in accordance with Paragraph 4.E thereof. If such insurance cost is increased due to the Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by landlord as described in this Paragraph 17.

        B. Waiver of Subrogation. Each party hereby releases the other party, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance in force at the time of such loss irrespective of any negligence on the part of the released party which may have contributed to or caused such loss; subject to the following limitations: (i) the party being released shall not be released from any liability to the extent that such damages are not covered by the insurance recovery obtained by the releasing party, and (ii) the party being released shall be responsible for reimbursing the releasing party for any deductible owed as a result of such damages. Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

18.      INDEMNIFICATION; EXEMPTION OF LANDLORD FROM LIABILITY

        A. Indemnification. Subject to Section 2782 of the California Civil Code, and provided such matters have not be waived under the waiver of subrogation in Section 17B above, Tenant shall defend, protect, indemnify, and hold Landlord and its agents, contractors and employees harmless (except for gross negligence or willful misconduct of Landlord and then only to the extent that such loss is not waived under Paragraph 17.B) from and against any and all obligations, losses, costs, expenses, liabilities, claims, damages, demands, fines, penalties, attorneys' fees, investigation costs, court costs or expert witness fees incurred in connection with or on account of, or arising from any injury or death or property damage resulting from (i) the use, condition or occupancy of the Premises or (ii) any act or omission or negligence of Tenant or Tenant's agents, contractors, employees, or invitees or (iii) any occurrence in, upon or at the Premises from any cause whatsoever or (iv) any breach, violation or non-performance by Tenant of any of its obligations hereunder.

     B. Exemption of Landlord from Liability. Neither Landlord nor its agents or contractors or employees shall be liable to Tenant, and Tenant waives all claims against Landlord, and its agents, contractors and employees for injury or death to any person (including without limitation Tenant and Tenant's employees) or for damage or loss to Tenant's business (including consequential damages) or for damage or loss to any property (including without limitation Tenant's personal property) by and from all causes, including without limitation (i) any latent or patent defect in the Premises, Building or Complex, or (ii) fire, steam, electricity, gas, dampness, water or rain which may leak or flow from or into any part of the Premises or the Complex, or (iii) interruption, breakage, leakage, obstruction or defects of pipes, sprinklers, wires, appliances, or Building Systems, including without limitation plumbing, heating, air condition, telecommunications or lighting systems or fixtures, whether the damage or injury results from conditions arising in, upon, or about the Premises, Building or Complex or from other sources or (iv) any act or omission or neglect of any other tenant of the Building or Complex. Tenant shall immediately notify Landlord in writing of any known defect in the Premises. The provisions of this Paragraph 18.B shall not apply to any damage or injury caused by Landlord's willful misconduct or gross negligence, except to the extent the same is waived under Paragraph 17.B.

19. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Paragraph shall not be interpreted as requiring Tenant to make structural changes or structural improvements, except to the extent such changes or improvements are required as a result of Tenant's use or alteration of the Premises. Tenant shall, at its cost and expense, comply with any and all requirements pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

20. LIENS. Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation occurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, by bond or otherwise, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest thereon as specified in Paragraph 44 below.

21.  ASSIGNMENT AND SUBLETTING.

     A. Landlord's Consent Required. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto (including, but not limited to the parking spaces to be used in connection with Tenant's occupancy), or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord, which consent will not be unreasonably withheld. Any attempt to do so without such prior consent shall be wholly void and shall constitute a default by Tenant under this Lease. In the event Landlord consents to any assignment or subletting, such consent shall not constitute waiver of any of the restrictions of this Paragraph 21 and the same shall apply to each successive assignment or subletting hereunder, if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord shall consent to an assignment or subletting under this Paragraph 21, such assignment or subletting shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Rent due hereunder directly from the assignee or sublessee. Collection of Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

     B. Reasonable Consent. If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the assignment of the Lease or the subletting of the Premises or any portion thereof: Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed assignee or subtenant; (b) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; (d) such reasonable financial information as Landlord may request concerning the proposed assignee of subtenant including, without limitation, financial history, credit rating and business experience. Tenant acknowledges that Landlord has entered into this Lease.

in reliance on the particular skills, knowledge and experience of Tenant and/or the principal officer of Tenant with respect to the conduct of business in the Premises. Without limiting Landlord's right to refuse to give such consent on any other reasonable grounds, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable business judgment (i) the quality of operation of the Complex may be in any way adversely affected during the Lease Term; (i) the financial worth of the proposed new tenant is less than that of Tenant executing this Lease; (iii) the proposed assignee's or subtenant's use of the Premises involves the storage, use of disposal of any Hazardous Materials;
(iv) the proposed assignee or subtenant has been required by any governmental authority to clean up Hazardous Materials; (v) the proposed assignee or subtenant is subject to investigation or enforcement by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; or (vi) investigation discloses other information reasonably unsatisfactory to Landlord.

     C. Bonus Rent. Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee as Basic Rent or its equivalent, however described, in excess of the Basic Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this paragraph.

     D. Certain Transactions. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, limited liability company, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, company, association or partnership in the aggregate in excess of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of fifty-one percent (51%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Paragraph 21.

     E. Costs; Acknowledgement of Reasonableness. Tenant agrees to reimburse Landlord for Landlord's expenses (including attorneys' fees and costs) incurred in connection with processing and documentation associated with any consents requested by Tenant under this Paragraph 21. Tenant agrees that the provisions of this Paragraph 21 are not unreasonable standards or conditions for any purpose, including for purposes of the California Civil Code Section 1951.4(b).

22. SUBORDINATION AND MORTGAGES. In the event Landlord's title or leasehold interest in the Premises or the Complex is now or hereafter encumbered by the lien of any mortgage or deed of trust to secure a loan from a lender (hereinafter referred to as a "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage or deed of trust, or, if so requested, agreeing that the lien of Lender's mortgage or deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Rent and fully and faithfully observe and perform all of the provisions set forth in this Lease. Tenant acknowledges that upon receipt from a lender of "Demand to Pay Rent to Party other than Landlord" under Section 2936 of the California Civil Code, Tenant shall be required to pay all Rents to the Lender as they become due.

23. ENTRY BY LANDLORD. At all reasonable times after 24 hours prior notice (except in emergencies, in which case no notice is required) Landlord shall have, the right to enter the Premises to inspect them subject to compliance with Tenant's security procedures to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, lenders, or tenants and to post "For Rent" or "For Sale" or other signs relative to the same; to post notices of nonresponsibility; and to alter, improve, repair the Premises, all without abatement of Rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that Landlord shall endeavor not to unreasonably interfere with Tenant's use of the Premises. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be forcible unlawful entry into or a detainer of the premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

24. TENANT'S DEFAULT. The occurrence of any of the following shall be an "Event of Default" (sometimes referred to herein as a "default") by Tenant and a material breach of this Lease:

          (1) Tenant shall fail to make any payment owed by Tenant under this Lease, as and when due, and such failure is not cured within three (3) days after Tenant receives written notice from Landlord specifying such failure. At Landlord's election, any such notice shall be concurrent with, and in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

          (2) Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subsection (1) above, for a period thirty (30) days after Tenant receives written notice from Landlord of said failure; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default within said thirty (30) day period and diligently execute the same to completion within such time period as is reasonably needed but not to exceed ninety (90) days from the date of Landlord's notice. At Landlord's election, any such notice from Landlord shall be concurrent with, and not in addition to, any notice required under Section 1151 of the California Code of Civil Procedure;

                (3) Tenant shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) suffer the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) suffer the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. The provisions of this subparagraph 24(3) shall also apply to any Guarantor of this Lease. However, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect; or

                (4) Tenant shall vacate or abandon the Premises at any time during the Lease Term (except that Tenant may vacate so long as it pays Rent, provides an on site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder).

25.     LANDLORD'S REMEDIES AND RIGHTS

        A. Termination of Lease. In case of an event of Default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or hereafter permitted by law or in equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover any damages proximately caused by Tenant's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Landlord in an effort to mitigate damages, as well as any other damages which Landlord is entitled to recover under any statute now or hereafter in effect. Landlord's damages include, without limitation, the following:

                (1) the worth at the time of the award of any unpaid Rent which had been earned at the time of termination;

                (2) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided; and

                (3) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided.

                As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be determined by allowing interest at the maximum rate of interest permitted by applicable law. As used in subparagraph (3), the "worth at the time of award" shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award.

        B.      Continuation of Lease. In accordance with California Civil Code
Section 1951.4 (or any successor statute). Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

        C. Right of Entry. In case of an Event of Default by Tenant, Landlord shall also have the right, in accordance with all applicable laws with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense for at least thirty (30) days, and after such thirty (30) day period. Landlord shall have the right to discard or otherwise dispose of such property in accordance with California law. No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by an arbitrator or a court of competent jurisdiction. Landlord's right of entry shall include the right to restore the Premises to the condition required at the expiration of the Lease Term and relet the Premises. All costs incurred in such entry and reletting shall be paid by Tenant. Rents collected by Landlord from any other tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant which occupies the Premises. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No entry by Landlord shall prevent Landlord from later terminating this Lease by written notice.

     D. REMEDIES. Tenant hereby waives, for itself and all persons claiming by, through or under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being legally dispossessed or ejected from the Premises. The rights and remedies of Landlord set forth in this Lease are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease at law or in equity.

26. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except damage and destruction caused from vandalism or accident for which Tenant is responsible for under Paragraph 12, Landlord may, at its option:

     (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

     (b) Terminate this Lease, provided that the Premises is damaged to the extent of twenty percent (20%) of the replacement cost thereof or to any extent if (i) the damage is not covered by insurance, and/or (ii) the damage occurs during the last twelve (12) months of the Lease Term.

     Landlord shall give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease. In the event Landlord agrees to rebuild or restore the Premises, Landlord shall do so promptly at its expense. Except when such damage is caused by Tenant or Tenant's agents, employees or contractors and there is no rental loss insurance proceeds payable, Tenant shall be entitled to a reduction in Rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall include the initial Tenant Improvements, but shall not include restoration of Tenant's fixtures, equipment, (including telecommunication equipment, whether or not located within the Premises), merchandise, or any improvements, alterations, or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

     In the event the damage or destruction of the Premises is caused by Tenant or Tenant's employees, agents or independent contractors, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

27. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value or any unexpired term of this Lease. Notwithstanding the foregoing Paragraph, any compensation specifically awarded to Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

     If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any other space in the Complex, or
(iii) any such spaces are taken or conveyed in lieu of such taking, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, taking or conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

     In the event of a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

     If a portion of the Premises shall be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

28. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

29. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the Complex is encumbered by mortgage or deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure, non-judicial foreclosure, or conveyance in lieu thereof, Tenant hereby agrees to attorn to such purchaser or transferee and to recognize such purchaser or transferee as the landlord under this Lease. In the event the lien of the deed of trust securing the loan from a lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, all the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

30. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the Lease Term shall not constitute a renewal of the Lease or give Tenant any rights to the Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the Lease Term, with the prior written consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred ten (110%) percent of the monthly Basic Rent required during the last month of the Lease Term.

31. CERTIFICATE OF ESTOPPEL. Tenant shall within twenty (20) days after written notice from Landlord, at any time, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed; and (iii) certifying to such other matters concerning the Premises, the Lease or Tenant's tenancy as Landlord may request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's Rent has been paid in advance.

32. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Premises or the Complex shall affect this Lease or entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

33. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to pay Rent, required to be paid by it hereunder or shall fail to perform any other term or covenant required to be performed by it hereunder after expiration of any applicable cure periods, and such failure shall continue for five (5) days after written notice thereof from Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of interest specified in Paragraph 44 below, shall be paid to Landlord on demand as Additional Rent, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant of Rent hereunder.

34. ATTORNEY'S FEES. In the event that either Landlord or Tenant should bring suit or become involved in any proceeding for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or proceeding and shall be enforceable whether or not the action or proceeding is prosecuted to judgment. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorneys' fees.

35. WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall constitute a waiver by Landlord of such breach or default of any covenant, term or condition.

36. NOTICES. All notices, demands, requests, advises or designations (collectively "Notices") which may be or are required to be given by either party to the other party hereunder shall be in writing. All Notices shall be sufficiently given, made or delivered if (i) to Tenant, personally served on Tenant at 4435 Fortran Dr. by leaving the same at the Premises, or (ii) to Landlord, if personally served on a general partner of Landlord executing this Lease. Notice shall also be sufficiently given made or delivered if sent by (a) postage prepaid United States mail or overnight courier, addressed as specified in Paragraph 1.L. or (b) facsimile transmission to the numbers specified in Paragraph 1.L. with confirming copy sent by United States mail. Each Notice referred to in this Paragraph shall be deemed received on the date of the personal service or facsimile transmission, the next business day after sending via overnight courier, or on the third (3rd) day after mailing thereof by United States mail, postage prepaid, as the case may be. The address to which Notices are to be delivered may be changed by either party by delivering notice of such pursuant to this Section.

37. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

38. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

39. AUTHORITY. If Tenant is a corporation (or other entity) each individual executing this Lease on behalf of said corporation (or other entity) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation (or other entity) in accordance with the by-laws of said corporation (or in accordance with the agreement of such other entity) and that this Lease is binding upon said corporation (or other entity) in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors or other governing members of said corporation (or other entity) authorizing or ratifying the execution of this Lease.

40. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by
Landlord:

     (i) the sole and exclusive remedy and source or recovery for any judgment or award shall be against Landlord's interest in the Premises:

     (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

     (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

     (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

     (v)     no judgment will taken against any partner of Landlord;

     (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

     (vii) no writ of execution will ever be levied against the asset of any partner of Landlord;

     (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

41. BROKERS. Tenant warrants that it has had dealings with only the real estate broker(s) or agent(s) specified in Paragraph 1.M in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant shall indemnity, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all liabilities, losses, costs, expenses and damages (including attorneys' fees and costs) arising out of any allegations or claim by any third party, other than the broker(s) specified above, for a commission or fee in connection with the negotiation of this Lease.

42. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the prior written consent of Landlord. If Tenant does not obtain Landlord's prior written consent pursuant to the preceding sentence, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant or by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may, in Landlord's judgment, appear unsightly from outside the Premises.

43.  HAZARDOUS MATERIALS.

     A. Definitions. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal, or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Department of Human Services, the Food and Drug Agency or any other governmental agency which regulates hazardous or toxic substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (i) all of those materials and substances defined as "Toxic Materials" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, (ii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court, or (iii) petroleum or crude oil other than petroleum and petroleum products which are contained within regularly operated motor vehicles.

     B. Restriction on Use. Tenant shall not cause or permit any Hazardous Material to be used, generated, released, discharged, transported to or from, stored, or disposed of in or about the Premises, the Complex, or any other land or improvements in the vicinity of the Premises or the Complex, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. However, subject to the terms and conditions set forth herein, Landlord agrees that so long as the original party named herein as Tenant remains the Tenant under this Lease, and so long as no uncured Event of Default exists under this Lease, Tenant shall be permitted to use and store in the Premises only the substances listed on Exhibit E attached hereto (however, the inclusion of Exhibit E shall in no way be deemed to create any obligation on Landlord's part to review the list of Hazardous Materials for conformity to laws). Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, generation, release, transportation and disposal of Hazardous Materials. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Complex, or any nearby premises, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the same to the condition existing prior to such contamination.

          Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, demands, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, arising out of, relating to or resulting from any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant's agents, employees or independent contractors, of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Lease. Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so-called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in or about the Premises, the Complex or any other premises.

     C. Compliance. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Tenant or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Materials being used, stored and disposed of in an appropriate manner. Tenant, at its expense, shall comply with all recommendations of the consultant.

     D. Certification Upon Termination of Lease. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises and shall provide a certificate to Landlord at Landlord's request certifying that there is no contamination of soil in or about the Premises and that there is no other contamination of Hazardous Materials in the Premises. If Tenant fails to so surrender the Premises, Tenant shall, in addition to its obligations under Paragraph 43.B above, indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all damages arising out of, related to or resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including without limitation any claims or damages in connection with the condition of the Premises such as damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises.

     E. Clean-up Activities. If any action is required to be taken by a governmental authority to clean-up Hazardous Materials from the Premises and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and in addition to the requirements of Paragraph 30, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to relet the Premises or a reduction of the fair market and/or rental value of the Premises.

44. INTEREST. Any sum accruing to Landlord under the provisions of this Lease which shall not be paid by Tenant within thirty (30) days after such sum becomes due, shall bear interest from the expiration of such 30 day period, until paid, at the rate of twelve percent (12%) per annum, or the maximum rate then permitted under applicable law, whichever is less.

45.  MISCELLANEOUS AND GENERAL PROVISIONS.

     A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

     B. Governing Law, Partial Invalidity. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     C. Definitions; Binding Effect. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

     The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     D. Time of the Essence. Time is of the essence of this Lease and of each and all of its provisions.

     E. Quitcalm of Leasehold interest. At the expiration or earlier termination of this Lease. Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     F. Entire Agreement. All exhibits, riders and attachments referenced in this Lease are hereby incorporated into this Lease. This instrument along with any exhibits, riders and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby acknowledge that neither party has relied upon any representation concerning the Premises that is not set forth in this Lease and agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revolved by this agreement.

     G. Recording of Lease. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     H. Amendments Required by Lender. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially or adversely affected.

     I. Air Rights Retained by Landlord. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

     K. Options Personal to Tenant. Any Options shall (i) be personal to the original Tenant executing this Lease (ii) not be assignable and (iii) not be separated from this Lease in any manner, whether by reservation or otherwise. Any such Option may be exercised only by the original Tenant executing this lease while occupying the Premises and provided that such Option shall be exercised in good faith without the intention of thereafter assigning this Lease or subletting the Premises, or any portion thereof, and may not be exercised or assigned, voluntarily or involuntarily, by or to any other person or entity.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:  GEOMAX, a California         TENANT:  3DFX Interactive, Inc. (TDFX),
           general partnership                   a California corporation

By  GEORGE L. QUINN JR.                 By  GARY MARTIN
    -------------------------------         -----------------------------------
    Print Name                              Print Name

    /s/ GEORGE L. QUINN JR.                 /s/  GARY MARTIN
    -------------------------------         -----------------------------------
    Signature                               Signature

    PARTNER                                 V.P. FINANCE
    -------------------------------         -----------------------------------
    Title of Signatory                      Title of Signatory


By  MAHMOUD GAHRAHMAT                   By
    -------------------------------         -----------------------------------
    Print Name                              Print Name

    /s/ MAHMOUD GAHRAHMAT
    -------------------------------         -----------------------------------
    Signature                               Signature

    PARTNER
    -------------------------------         -----------------------------------
    Title of Signatory                      Title of Signatory



        Landlord's Initials
                           --------

        Tenant's Initials
                           --------

                                   EXHIBIT A


                          LEGAL DESCRIPTION OF COMPLEX


The real property referred to in this Lease as the "Complex" shall mean and include all that certain real property situated in the County of Santa Clara, State of California, more particularly described as follows:


        PARCEL 3, as shown on that certain Map entitled, "Parcel Map", which was filed for record in the office of the Recorder of the County of Santa Clara, State of California on November 2, 1984 in Book 535 of Maps, at page(s) 52 and 53.

                                   EXHIBIT B



                       SITE PLAN OF COMPLEX AND BUILDING

                                   EXHIBIT C

                             WORK LETTER AGREEMENT


Landlord and Tenant hereby agree as follows with regard to the Tenant
Improvements:

1. TENANT IMPROVEMENTS. Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 2 below, for example, partitioning, doors, ceilings, floor coverings, finishes (including paint and wall covering), electrical (including lighting, switching, receptacles, telephone outlets etc.), plumbing, restrooms, locker rooms, heating, ventilating and air conditioning, and fire protection.

2. TENANT IMPROVEMENT PLANS. Prior to execution of the Lease, or as soon as reasonably practicable thereafter, Tenant shall submit to Landlord a space plan for Landlord's approval. Landlord's approval shall not be unreasonably withheld. Such approved space plan shall be attached hereto as Exhibit "C-1". No material changes shall be made to the approved space plan without the consent of Landlord. The final working drawings and specifications for the Tenant Improvements shall be prepared by Tenant's architect based upon the approved space plan. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans."

     Tenant Improvement Plans shall be submitted to the appropriate governmental body for plan checking and a building permit. Tenant, with Landlord's cooperation, agrees to make all changes required by any public agency to conform with governmental regulations. Any costs resulting from changes to the approved space plan and/or the Tenant Improvement Plans shall be paid by Tenant.

3. CONSTRUCTION OF TENANT IMPROVEMENTS. Upon approval from the City of San Jose, Tenant shall enter into a construction contract with a licensed contractor of Tenant's choice for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plan. Such contract shall be approved and initialed by Landlord and attached hereto as Exhibit "C-2". Tenant shall supervise the completion of such work and shall use diligent efforts to secure completion of the work in a timely manner.

4. PAYMENT OF COST OF THE TENANT IMPROVEMENTS. All tenant improvement costs shall be paid by the Tenant.

5. NOTICES OF NON-RESPONSIBILITY. Landlord may place at any time during the construction phase "notices of non-responsibility" in accordance with mechanics' lien laws.


Landlord: GEOMAX, a California          Tenant: 3DFX Interactive, Inc. (TDFX),
          general partnership                   a California corporation

By: /s/ GEORGE L. QUINN JR.             By: /s/ GARY MARTIN
    ---------------------------             ---------------

Its: Partner                            Its: V.P. Finance
     --------------------------              --------------

By: /s/ MAHMOUD GAHRAHMAT               Date: 1-22-98
    ---------------------------               -------------

Its: Partner
     --------------------------

Date: 1-22-98
      -------------------------

                                   EXHIBIT D


                         ACKNOWLEDGMENT OF COMMENCEMENT


        Landlord:       GEOMAX, a California general partnership
                 --------------------------------------------------------------
        Tenant:    3DFX Interactive, Inc. (TDFX), a California corporation
               ----------------------------------------------------------------
        Complex:
                ---------------------------------------------------------------

        Premises:   110 Nortech Parkway, San Jose, California
                 --------------------------------------------------------------

        For the Lease dated January 6, 1998, the undersigned hereby certifies:


I. That the undersigned Tenant occupies the above-described Premises consisting of approximately 52,040 square feet.

II. That the initial Lease term commenced on _________, 19___ and will terminate on April 30, 2007.

III. That Tenant's obligation to pay monthly Basic Rent in the amount of $72,856.00 commenced or will commence on ____________, 19___.

IV. That a security deposit of $72,856.00 has been paid by Tenant to Landlord.

V. That all construction to be performed by Landlord is complete and has been accepted by Tenant.

Dated as of this _____ day of ___________, 19__.


LANDLORD:  GEOMAX, a California           TENANT: 3DFX Interactive, Inc. (TDFX)
           general partnership                    a California corporation

By                                        By  GARY MARTIN
  ----------------------------------        -----------------------------------
  Print Name                                Print Name

                                              /s/ GARY MARTIN
  ----------------------------------        -----------------------------------
  Signature                                 Signature

                                              V.P. FINANCE
  ----------------------------------        -----------------------------------
  Title of Signatory                        Title of Signatory



By                                        By
  ----------------------------------        -----------------------------------
  Print Name                                Print Name

  ----------------------------------        -----------------------------------
  Signature                                 Signature

  ----------------------------------        -----------------------------------
  Title of Signatory                        Title of Signatory





              DO NOT EXECUTE UNTIL THE EXACT COMMENCEMENT DATE HAS
            BEEN ESTABLISHED PURSUANT TO PARAGRAPH 6.B OF THE LEASE.

                                   EXHIBIT E

                              HAZARDOUS MATERIALS

     Subject to the terms and conditions set forth in Paragraph 43 of the Lease, so long as the original party named therein as Tenant remains the Tenant under the Lease, and so long as no uncured Event of Default exists under the Lease, Tenant shall be permitted to use and store in the Premises only the substances listed below. If no items are listed, then Tenant shall not be entitled to use or store any Hazardous Material on or about the Premises.

     Any Hazardous Material used for general office purposes.

                                   EXHIBIT F

                          ESTIMATED 1998 NNN EXPENSES
                                      FOR
                   110 NORTECH PARKWAY, SAN JOSE, CALIFORNIA

                                            Annual        Per S.F./Month
                                          ---------       --------------
Taxes (including assessments*):            $ 86,334           $0.138
Insurance:                                 $  5,352           $0.103
Ground Maintenance:                        $  9,367           $0.015
Repair and Maintenance:                    $  6,245           $0.010
Exterior Utilities:                        $  2,498           $0.004
Capital Reserves:                          $ 11,865           $0.019
Property Management:                       $ 26,228           $0.042
                                           --------           ------
TOTAL ANNUAL ESTIMATED EXPENSES:           $147,889           $0.237


Tenant always pays inside water, PG&E, HVAC maintenance contract.

Capital Reserves are for roof replacement, HVAC replacement and outside paint.


                            * See attached tax bill

                                   RIDER ONE

THIS RIDER ONE SHALL BE ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN GEOMAX, A CALIFORNIA GENERAL PARTNERSHIP ("LANDLORD") AND 3DFX INTERACTIVE, INC. (TDFX) ("TENANT") FOR THE PREMISES LOCATED AT 110 NORTECH PARKWAY, SAN JOSE, CALIFORNIA AND DATED JANUARY 6, 1998, FOR REFERENCE PURPOSES ONLY.

46. OPTION TO RENEW - ARBITRATED RENT: Tenant is given the option to extend the term subject to all the provisions contained in this Lease, except for minimum monthly rent, for a period of three (3) years ("extended term") following the expiration of the initial term, by giving notice of exercise of the option ("option notice") to Landlord at least four (4) months but no more than six (6) months before the expiration of the initial term. Provided that, if Tenant is in material default on the date of giving the option notice, the option notice shall be totally ineffective, or if tenant is in material default on the date the extended term is to commence, Landlord may elect that the extended term shall not commence and this Lease shall expire at the end of the initial term.

     The minimum monthly rent is to be set at 100% of market rent. The parties shall have thirty (30) days after Landlord receives the option notice in which to agree on minimum monthly rent during the extended term. If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent for the extended term. If the parties are unable to agree on the minimum monthly rent for the extended term within that period, then within ten days after the expiration of that period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five years' full-time commercial appraisal experience in the area in which the premises are located, to appraise and set the minimum monthly rent for the extended term. If a party does not appoint an appraiser within ten days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the minimum monthly rent for the extended term. If the two appraisers are appointed by the parties as stated in this paragraph they shall meet promptly and attempt to set the minimum monthly rent for the extended term. If they are unable to agree within ten days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten days after the last day the two appraisers are given to set the minimum monthly rent. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

     Within thirty days after the selection of the third appraiser, a majority of the appraisers shall set the minimum monthly rent for the extended term. If a majority of the appraisers are unable to set the minimum monthly rent within the stipulated period of time, the three appraisers shall be added together and their total divided by three; the resulting quotient shall be the minimum monthly rent for the premises during the extended term. In no event, however, shall the minimum monthly rent for the first year of the extended term be less than the minimum monthly rent for the last year of the initial term, unless otherwise agreed to in writing by Landlord and Tenant.

     During the extended term, the rent shall be adjusted annually on each anniversary of the extended term (the Base Period) if the Consumer Price Index - All Urban Consumers - San Francisco/Oakland/San Jose metropolitan area (1982-84 = 100), as published by the Bureau of Labor Statistics (the Index) increases over the Base Period Index. The base period Index shall be the index for the calendar month which is four months prior to the month in which the extended term begins. The base period index shall be compared with the Index for the same calendar month for each subsequent year (comparison month). If the Index for any comparison month is higher than the base period Index, then the monthly rent for the next year shall be increased by the identical percentage. In no event, however, should each annual adjustment be less than four percent (4%) or more than eight percent (8%) of the previous years rent.

47. SIGNAGE: Tenant shall be allowed to install a sign at Tenant's sole cost and liability in accordance with the City of San Jose's sign ordinance.

48. ESTIMATED 1998 NNN EXPENSES: Attached is Landlord's estimated 1998 NNN expenses (see Exhibit F).

49. EARLY ACCESS: Tenant will have the right to access the premises upon delivery of the possession of the Premises prior to the scheduled commencement date to install Tenant Improvements referenced in Exhibit C. Tenant's early access will be subject to all the terms and provisions of the Lease except that Tenant will not be required to pay any base rent and operating expenses until the commencement date.

50. TENANT IMPROVEMENTS. Tenant improvements are to be constructed within the Premises. Tenant shall construct such Tenant Improvements pursuant to the terms of the attached work letter agreement (see Exhibit C).

51. CAPITAL RESERVE ACCOUNT: The provisions of Section 9 of the Lease to the contrary notwithstanding, as Additional Rent, Tenant shall pay:

     A. into a capital reserve account Tenant's Share of reasonable reserves for the replacement of the HVAC, roof, and exterior paint of the Building (the "Capital Reserve Account"). The monthly installment into the Capital Reserve Account may be adjusted annually based on any CPI increases as set forth in section 46 above. Tenant shall have no further obligation to pay any additional expenses associated with the replacement of such capital expense items notwithstanding any deficiencies in the Capital Reserve Account at the time of such replacement, unless the replacement is required as a result of the negligence of Tenant in which event Tenant shall pay all costs not covered by insurance which are incurred in connection with such replacement; and

     B. not more than (i) Ten Thousand Dollars ($10,000) per year for the maintenance and repair of the roof and its components (other than structural repairs which are Landlord's sole cost), and (ii) Five Thousand Dollars ($5,000) per year for the repair of the HVAC system servicing the Building. In the event the repair costs exceed the applicable caps set forth in the preceding sentence, then Landlord shall be required to replace the capital expense item(s) which have had a continuing repair need, rather than continue to repair such item(s).

52. At Tenant's option, Landlord shall restore the parking to approximately 196 spaces as originally designed (see attached Exhibit B) by removing the playground, equipment and re-paving and striping, as necessary, the play yard area located on the south side of the Building. Upon completion of parking lot restoration, eighty percent (80%) of the cost of such restoration shall be paid by Landlord and twenty percent (20%) of it shall be paid for by Tenant.

53. Subject to the approval of City of San Jose and Tenant's current premises owner (which shall be obtained by Tenant, Landlord hereby approves of the installation, at Tenant's expense, of a pedestrian walkway and gate to be situated between the Complex and Tenant's current premises located at 4435 Fortran Drive, San Jose, CA. Such pedestrian walkway shall be removed by Tenant and returned to its original condition upon termination of this Lease.

54. Insert at the end of Section 9 of the Lease: "This paragraph shall not be interpreted as requiring Tenant to make (i) any structural changes or structural improvements to the Complex, except to the extent such changes or improvements are required as a result of Tenant's use or alteration of the Premises, or (ii) any repairs to or replacement of major portions of the parking facilities, except routine sealing, stripping, and pothole repairs."

55. Insert in Section 10 of the Lease: "The provisions of this Section 10 the contrary notwithstanding, provided Landlord has approved the plans and specifications of the Tenant Improvements prior to installation, Tenant shall not be required to remove such improvements at the expiration or earlier termination of the Lease Term."

56. Insert at end of Section 11: "The provision of section 11 to the contrary notwithstanding, Tenant shall have the right to install up to Twenty Thousand Dollars ($20,000) per year in alterations, modifications and improvements to the Premises without Landlord's prior written consent, provided such alterations, modifications and/or improvements do not adversely affect the structural integrity of, or the electrical, plumbing or HVAC systems servicing the Building."

57. Insert at the end of Section 14: "The foregoing notwithstanding, Tenant shall have no obligation to pay any increase in real property taxes resulting from a change in ownership of the Complex during the first five
      (5) years of the Lease Term, provided, however, after the initial five years of the Lease Term, any increase in real property taxes resulting from a change in ownership shall be paid by Tenant."

58. Insert at the end of Section 28: "Tenant shall have the right to terminate this Lease if the Premises are destroyed in whole or in part during the last twelve (12) months of the Lease Term."

59. Insert at end of Section 38: "The foregoing notwithstanding, in the event of an emergency Landlord shall be required to perform such obligations as required under the terms of this Lease, as soon as reasonably possible under the circumstances."

60. Insert at the end of Section 43C: "Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, stored and disposed of by Tenant in accordance with all applicble laws. In the event the consultant discovers any violations of applicable laws by Tenant, then Tenant shall pay the consultant's fees and all costs of compliance required in connection with such violations.

61. In the event of any inconsistencies between the Lease and this Rider One, the terms of Rider One shall prevail and supersede.


Landlord: GEOMAX, a California          Tenant: 3DFX Interactive, Inc., a
          general partnership                   California corporation

By: /s/ GEORGE L. QUINN JR.             By: /s/ GARY MARTIN
    ------------------------------          --------------------------------

Title: Partner                          Title: V.P. Finance
       ---------------------------             -----------------------------

By: /s/ MAHMOUD GAHRAHMAT               Date: 1-22-98
   -------------------------------            ------------------------------

Title: Partner
       ---------------------------

Date: 1-22-98
      ----------------------------




CONSULT YOUR PROFESSIONAL ADVISORS: THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY, TAX ACCOUNTANT, GEOLOGIST OR OTHER PROFESSIONAL ADVISOR FOR APPROVAL FROM THE STANDPOINT OF PROTECTION OF YOUR INTERESTS AND RIGHTS. NO REPRESENTATION OR RECOMMENDATIONS IS MADE BY CPS THE COMMERCIAL PROPERTY SERVICES COMPANY, ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO. ADDRESS THESE QUESTIONS TO YOUR ATTORNEY AND/OR OTHER PROFESSIONAL ADVISORS.


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